CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing
Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated December 8, 1997, which is incorporated by reference,in this Registration Statement (Form N-1A No. 33-26830) of Dreyfus Worldwide Dollar Money Market Fund, Inc.



                                               ERNST & YOUNG LLP

New York, New York
February 23, 1998